UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 28, 2013

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2013, the Board of Directors (the “Board”) of Taylor Capital Group, Inc. (the “Company”) adopted an amendment (the “By-laws Amendment”) to Section 2.7 of the Company’s Fourth Amended and Restated By-laws (as so amended, the “Amended By-laws”) to provide for a majority vote standard in uncontested elections of directors.  As a result, in future uncontested elections of directors, each director of the Company will be elected by a majority of the votes cast by holders entitled to vote on the election of directors, assuming a quorum is present.  An “uncontested election” for this purpose is an election of directors in which the number of nominees for director is equal to or less than the number of directors to be elected.

Under the Amended By-laws, a director nominee in an uncontested director election will be elected only if the number of shares voted “for” the director nominee’s election exceeds the number of shares voted “against” that director nominee’s election, assuming a quorum is present.  “Abstentions” and “broker non-votes” will not be counted as votes cast. In an uncontested election, a sitting director or director nominee who does not receive more votes “for” his or her election than “against” will not be elected.

In the future, following any uncontested director election, an incumbent director who does not receive the required majority vote must promptly offer to tender his or her resignation to the Board.  The standing Board committee responsible for recommending nominees for appointment or election to the Board, which is currently the Corporate Governance and Nominating Committee (the “Committee”), will consider the resignation and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

The Board will then consider the Committee’s recommendation, decide whether to accept or reject the resignation, or take such other recommended action, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  If the Board does not accept a director’s resignation under these provisions, the director will continue to serve until the next annual stockholders’ meeting and until his or her successor is duly elected and qualified or until the director’s earlier death, other resignation, or removal.  If a director’s resignation is accepted or, in an uncontested election, a nominee who is not an incumbent director is not elected, the Board may fill the resulting vacancy by the vote of a majority of the  directors then in office or decrease the size of the Board (but not to less than a Board size of 11 members).

Prior to the adoption of the By-laws Amendment, the Company’s directors were elected by a plurality of the votes cast by holders of stock entitled to vote on the election of directors.  In the case of any future contested elections of directors, directors will continue to be elected by the vote of a plurality of the votes cast on the election of directors. For purposes of the Amended By-laws, a “contested election” is an election of directors in which the number of nominees for director is greater than the number of directors to be elected.

The By-laws Amendment became effective immediately upon its adoption by the Board on March 28, 2013. The foregoing description of the By-Laws Amendment is not complete and is qualified in its entirety by reference to the text of the By-laws Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Amendment to Section 2.7 of the Fourth Amended and Restated By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 28, 2013

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary